Exhibit 99.2

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice from your own independent financial advisor.

NOTICE OF GUARANTEED DELIVERY

OF
SERIES A 5.125% SENIOR NOTES DUE 2010
BEING EXCHANGED FOR
SERIES B 5.125% SENIOR NOTES DUE 2010
OF
LENNAR CORPORATION

         Holders of outstanding 5.125% Senior Notes due 2010 (the “Series A Notes”) who wish to tender their Series A Notes in exchange for a like principal amount of new Series B 5.125% Senior Notes due 2010 (the “Series B Notes”), but who cannot deliver their Series A Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to J.P. Morgan Trust Company, National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent to it. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By Hand:	By Mail:
J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attention: Frank Ivins	J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attention: Frank Ivins

By Overnight Express:	By Facsimile:
J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attention: Frank Ivins	Fax number: (214) 468-6494 Attention: Frank Ivins Confirm by telephone: (800) 275-2048

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require that the signature on the Letter of Transmittal be guaranteed by an “Eligible Institution,” that signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Lennar Corporation (“Lennar”), upon the terms and subject to the conditions set forth in the Prospectus dated [               ], and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the Series A Notes specified below using the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

PLEASE SIGN AND COMPLETE

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Series A Notes to be Exchanged exactly as the name of the applicable DTC participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not of the holder(s) of the Notes, then in order to validly surrender Series A Notes, the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to Lennar of that person’s authority to so act.

Aggregate Principal Amount of Series A Notes Surrendered:	Name(s) of Holder(s):

Certificate Nos. (if available):	Address of Holder(s):

Window Ticket No. (if any):

Account Number at The Depository Trust Company:	Area Code and Tel. No:
Names of Authorized Signatory:
Capacity:
Address of Authorized Signatory:

Transaction Code Number:
Dated:	Area Code and Tel. No.:

Signature(s) of Holder(s) or Authorized Signatory:

THE GUARANTEE ON THIS PAGE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents’ Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing entities being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth in the Notice of Guaranteed Delivery (i) book-entry confirmation of the transfer of the Series A Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in the Prospectus, or (ii) either (x) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy thereof) or (y) a properly transmitted Agent’s Message and (z) all other documents required by the Letter of Transmittal or the Agent’s Message, in each case, within three Nasdaq trading days after the date of this Guarantee.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver all applicable, letters, confirmations, messages and other documents to the Exchange Agent within the time period described above. Failure to do so could result in financial loss to the Eligible Institution.

Name of Firm:	(Authorized Signature)
Address:	Name: (Please Print)
Title:

Area Code and Tel. No.:	Date: